Exhibit 99.2 An S&P 500 SUPPLEMENTAL OPERATING company S&P 500 & FINANCIAL DATA Dividend Aristocrats® Q3 2020 index member

Table Of Contents Corporate Overview 3 COVID-19 Impact Summary of COVID-19 Impact 4 Rent Collections by Industry 6 Financial Summary Consolidated Statements Of Income 8 Funds From Operations (FFO) 9 Adjusted Funds From Operations (AFFO) 10 Consolidated Balance Sheets 11 Debt Summary 12 Debt Maturities 13 Capitalization & Financial Ratios 14 Adjusted EBITDAre & Coverage Ratios 15 Debt Covenants 16 Transaction Summary Investment Summary 17 Disposition Summary 18 Development Pipeline 19 Real Estate Portfolio Summary Tenant Diversification 20 Top 10 Industries 21 Industry Diversification 22 Geographic Diversification 24 Property Type Composition 26 Same Store Rental Revenue 27 Leasing Data Occupancy 29 Leasing Activity 30 Lease Expirations 31 Analyst Coverage 32 This Supplemental Operating & Financial Data should be read in connection with the company's third quarter 2020 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 2, 2020) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q3 2020 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index dedicated to providing stockholders with dependable monthly dividends that increase over time. For over 51 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term, net-lease agreements, and supports our monthly dividend.

Portfolio Overview

At September 30, 2020, we owned a diversified portfolio of 6,588 properties located in 49 U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 108.5 million square feet of leasable space. Our properties are leased to approximately 600 different tenants doing business in 51 separate industries. Approximately 85% of our total portfolio annualized contractual rental revenue(1) was generated from retail properties, 10% from industrial properties, and the remaining 5% from other property types. Our physical occupancy as of September 30, 2020 was 98.6%, with a weighted average remaining lease term of approximately 9.0 years. Total portfolio annualized contractual rental revenue on our leases as of September 30, 2020 was $1.625 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		September 30, 2020
Closing price	$	60.75
Shares and units outstanding		351,058,988
Market value of common equity	$	21,326,833,000
Total market capitalization	$	29,774,664,000

Transfer Agent

Computershare

Phone: (877) 218-2434

Website: www.computershare.com

Senior Management

Sumit Roy, President & Chief Executive Officer

Michael R. Pfeiffer, EVP, Chief Administrative Officer, General Counsel and Secretary

Neil M. Abraham, EVP, Chief Strategy Officer

Mark E. Hagan, EVP, Chief Investment Officer

Benjamin N. Fox, EVP, Asset Management & Real Estate Operations

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of October 2020

- Current annualized dividend of 2.808 per share
- Compound average annual dividend growth rate of approximately 4.5%
- 604 consecutive monthly dividends declared
- 92 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real

San Diego, California 92130

Phone: (858) 284-5000

London Office

42 Brook St.

London, United Kingdom W1K 5DB

Phone: 020 3931 6856

Website: www.realtyincome.com

(1) We define total portfolio annualized contractual rental revenue as the monthly aggregate cash amount charged to tenants, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual revenue is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rental revenue has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.

Q3 2020 Supplemental Operating & Financial Data 3

Summary of COVID-19 Impact

REALTY INCOME
The Monthly Dividend Company®

The COVID-19 pandemic and the measures taken to limit the spread are negatively impacting the economy, including the industries in which some of our tenants operate. These impacts are likely to continue and may increase in severity as the duration of the pandemic lengthens. As a result, we continue to work diligently with our tenants affected by the pandemic to understand their business operations and financial liquidity in regard to their lease obligations to us.

Our current guidance relating to our acquisition volume is approximately $2.0 billion for 2020. We continue to evaluate the impacts of the COVID-19 pandemic on our business as the situation continues to evolve.

Percentages of Contractual Rent Collected by Month as of October 31, 2020

	Month Ended July 31, 2020	Month Ended August 31, 2020	Month Ended September 30, 2020	Quarter Ended September 30, 2020	Month Ended October 31, 2020
Contractual rent collected[1] across total portfolio	91.8%	93.3%	94.1%	**93.1%**	92.9%
Contractual rent collected[1] from top 20 tenants[2]	90.0%	91.6%	91.8%	**91.1%**	89.9%
Contractual rent collected[1] from investment grade tenants[3]	100.0%	100.0%	100.0%	**100.0%**	100.0%

(1) Collection rates are calculated as the aggregate cash rent collected for the applicable period from the beginning of that applicable period through October 31, 2020, divided by the contractual cash rent charged for the applicable period. Cash rent collected is defined as amounts received including amounts in transit, where the tenant has confirmed payment is in process. Rent collection percentages are calculated based on contractual base rents (excluding percentage rents and tenant reimbursements). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual base rents from any tenants in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual revenue.

(2) We define top 20 tenants as our 20 largest tenants based on percentage of total portfolio annualized contractual rental revenue as of the most recent reported period.

(3) We define investment grade tenants as tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch).

COVID-19 Related Provisions for Impairment

During 2020, we identified the impact of COVID-19 as an impairment triggering event for properties occupied by certain tenants experiencing difficulties meeting their lease obligations to us. After considering the impacts of COVID-19 on the key assumptions, we determined that the carrying values of 17 properties classified as held for investment for the three months ended September 30, 2020, and 25 properties classified as held for investment for the nine months ended September 30, 2020 were not recoverable. As a result, we recorded provisions for impairment of $81.6 million for the three months ended September 30, 2020, and $89.8 million for the nine months ended September 30, 2020, on these applicable properties impacted by the COVID-19 pandemic. Of the provisions for impairment recorded during the third quarter of 2020, a total of 12 assets occupied by certain of our tenants in the theater industry were impaired for $79.0 million.

Q3 2020 Supplemental Operating & Financial Data 4

Summary of COVID-19 Impact (Cont'd)

REALTY INCOME
The Monthly Dividend Company®

Theater Industry Update

As of September 30, 2020, the theater industry represented 5.7% of annualized contractual rental revenue. Given the ongoing disruption to the industry due to the COVID-19 pandemic, we performed a property-level analysis on the collectability of rent for our 78 theater properties, including the gross receivables outstanding as of September 30, 2020, totaling $44.9 million. Our analysis involved the assignment of quartile rankings for each asset's pre-pandemic EBITDAR relative to each operator's overall footprint. Other criteria utilized included an analysis of the property's pre-pandemic annual EBITDA generation before corporate overhead, and real estate fundamentals.

As a result of this analysis, we determined that for 31 of the 78 theater properties it was no longer probable that we would collect substantially all of contractual rents due. As a conservative measure, we fully reserved for six additional theater properties for which we do not possess unit level financial information. Consequently, we reserved for 100% of the outstanding receivables for 37 theater properties and will account prospectively for these leases on a cash accounting basis. The aggregate reserve associated with outstanding receivables for these properties totaled $17.2 million, approximately $1.6 million of which was a reserve for straight-line rent receivables. The dilution for the third quarter of 2020 as a result of establishing these reserves for our theater portfolio is $0.05 per share to our net income and FFO and $0.04 per share to our AFFO. The monthly contractual rent associated with these properties totals approximately $2.8 million.

Additionally, during the third quarter, we recorded provisions for impairment on 12 of the 37 theater properties for $79.0 million. Impairment charges are not included in Nareit-defined FFO or in our calculation of AFFO.

Unpaid Contractual Base Rent Summary [1] (in millions)

		As of September 30, 2020	Percentage of Total
Unpaid rent and rent deferred included in AFFO	$	62.9	70.4 %
Reserves on contractual base rent [2]		26.1	29.2
Reduction of rental revenue from COVID-19 lease modifications and abatements [2]		0.4	0.4
Total Unpaid Rent	$	89.4	100 %

(1) Contractual base rents exclude percentage rents and tenant reimbursements.
(2) Reflects amounts for the nine months ended September 30, 2020.

Q3 2020 Supplemental Operating & Financial Data
5

Rent Collections by Industry

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due By Month [(1)]				Percentage of Total Contractual Rent Collected By Month [(1)]			
	October 2020	September 2020	August 2020	July 2020	October 2020	September 2020	August 2020	July 2020
U.S.								
Aerospace	0.6%	0.7%	0.7%	0.7%	0.6%	0.7%	0.7%	0.7%
Apparel stores	1.3	1.3	1.3	1.4	1.3	1.3	1.3	1.4
Automotive collision services	1.1	1.2	1.2	1.1	1.1	1.2	1.2	1.1
Automotive parts	1.6	1.6	1.6	1.6	1.6	1.6	1.6	1.6
Automotive service	2.5	2.5	2.5	2.5	2.5	2.5	2.5	2.5
Automotive tire services	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Beverages	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Child care	2.1	2.1	2.1	2.2	2.1	2.1	2.1	1.9
Consumer electronics	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3
Consumer goods	0.6	0.6	0.6	0.6	0.6	0.6	0.6	0.6
Convenience stores	12.1	12.3	12.4	12.2	12.0	12.2	12.3	12.2
Crafts and novelties	0.9	0.9	0.8	0.8	0.9	0.9	0.8	0.8
Diversified industrial	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
Dollar stores	7.8	7.8	7.9	7.9	7.8	7.8	7.8	7.9
Drug stores	8.4	8.5	8.6	8.6	8.4	8.5	8.6	8.6
Education	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.1
Electric utilities	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Entertainment	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.1
Equipment services	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Financial services	1.9	1.9	1.9	1.9	1.9	1.9	1.9	1.9
Food processing	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
General merchandise	3.0	2.9	2.9	2.8	3.0	2.9	2.9	2.8
Government services	0.6	0.7	0.7	0.7	0.6	0.6	0.7	0.7
Grocery stores	5.0	5.1	5.0	5.1	5.0	5.1	5.0	5.1
Health and beauty	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Health and fitness	7.0	7.2	7.2	7.2	5.8	5.4	6.0	6.1

(1) Collection rates are calculated as the aggregate cash rent collected for the applicable period from the beginning of that applicable period through October 31, 2020, divided by the contractual cash rent charged for the applicable period. Cash rent collected is defined as amounts received including amounts in transit, where the tenant has confirmed payment is in process. Rent collection percentages are calculated based on contractual base rents (excluding percentage rents and tenant reimbursements). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual base rents from any tenants in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the industry percentages above may differ from industry percentages calculated utilizing our total portfolio annualized contractual revenue.

Q3 2020 Supplemental Operating & Financial Data 6

Rent Collections by Industry (Cont'd)

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due By Month [1]				Percentage of Total Contractual Rent Collected By Month [1]:			
	October 2020	September 2020	August 2020	July 2020	October 2020	September 2020	August 2020	July 2020
U.S. (continued)								
Health care	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%
Home furnishings	0.7	0.8	0.8	0.8	0.6	0.7	0.7	0.7
Home improvement	3.0	2.9	2.9	2.9	3.0	2.9	2.9	2.9
Machinery	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Motor vehicle dealerships	1.6	1.6	1.6	1.6	1.6	1.6	1.6	1.6
Office supplies	0.2	0.2	0.2	0.2	0.1	0.2	0.1	0.1
Other manufacturing	0.6	0.6	0.6	0.6	0.6	0.6	0.6	0.6
Packaging	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9
Paper	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Pet supplies and services	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
Restaurants - casual dining	3.0	3.0	3.0	3.1	2.7	2.8	2.8	2.8
Restaurants - quick service	5.6	5.7	5.7	5.8	5.6	5.6	5.0	5.0
Shoe stores	0.2	0.2	0.2	0.2	0.2	0.2	0.2	*
Sporting goods	0.7	0.8	0.8	0.8	0.7	0.8	0.8	0.8
Telecommunications	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Theaters	5.6	5.8	5.8	5.8	0.4	2.3	1.6	0.9
Transportation services	4.1	4.2	4.2	4.2	4.1	4.2	4.2	4.2
Wholesale clubs	2.5	2.4	2.4	2.4	2.5	2.4	2.4	2.4
Other	0.2	0.1	0.1	0.2	0.1	0.1	0.1	0.1
Total U.S.	95.3%	96.4%	96.5%	96.7%	88.2%	90.5%	89.8%	88.5%
U.K.								
Grocery stores	3.7	3.2	3.3	3.2	3.7	3.2	3.3	3.2
Health care	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Home improvement	0.9	0.3	0.1	—	0.9	0.3	0.1	—
Theaters	*	*	*	*	—	—	—	—
Total U.K.	4.7%	3.6%	3.5%	3.3%	4.7%	3.6%	3.5%	3.3%
Totals	100.0%	100.0%	100.0%	100.0%	92.9%	94.1%	93.3%	91.8%

* Less than 0.1%

[1] Collection rates are calculated as the aggregate cash rent collected for the applicable period from the beginning of that applicable period through October 31, 2020, divided by the contractual cash rent charged for the applicable period. Cash rent collected is defined as amounts received including amounts in transit, where the tenant has confirmed payment is in process. Rent collection percentages are calculated based on contractual base rents (excluding percentage rents and tenant reimbursements). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual base rents from any tenants in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the industry percentages above may differ from industry percentages calculated utilizing total portfolio annualized contractual revenue.

Q3 2020 Supplemental Operating & Financial Data 7

Consolidated Statements Of Income (dollars in thousands, except per share amounts) (unaudited) (unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 REVENUE Rental (including reimbursable) (1) $ 401,869 $ 372,312 $ 1,224,227 $ 1,090,601 Other 2,703 1,935 9,322 3,461 Total revenue 404,572 374,247 1,233,549 1,094,062 EXPENSES Depreciation and amortization 169,084 149,424 501,997 437,367 Interest 76,806 73,410 230,572 215,918 Property (including reimbursable) 25,410 20,354 77,468 63,332 General and administrative 16,514 16,460 56,541 50,153 Income taxes 4,592 1,822 10,193 4,422 Provisions for impairment 105,095 13,503 123,442 31,236 Total expenses 397,501 274,973 1,000,213 802,428 Gain on sales of real estate 13,736 1,674 53,565 15,828 Foreign currency and derivative gains, net 2,336 327 1,274 463 Loss on extinguishment of debt — — (9,819) — Net income 23,143 101,275 278,356 307,925 Net income attributable to noncontrolling interests (239) (226) (801) (740) Net income available to common stockholders $ 22,904 $ 101,049 $ 277,555 $ 307,185 Net income available to common stockholders per common share: Basic $ 0.07 $ 0.32 $ 0.81 $ 0.99 Diluted $ 0.07 $ 0.32 $ 0.81 $ 0.98 (1) Includes rental revenue (reimbursable) of $18,024 and $15,523 for the three months ended September 30, 2020 and September 30, 2019, respectively, and $59,354 and $49,274 for the nine months ended September 30, 2020 and September 30, 2019, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. In addition, we recorded reserves as a reduction of rental revenue of $24.1 million (of which $2.3 million was related to straight-line rent receivables) for the third quarter of 2020, $351,000 (of which $57,000 was related to straight-line rent receivables) for the third quarter of 2019, $34.4 million (of which $5.1 million was related to straight-line rent receivables) for the nine months ended September 30, 2020, and $2.7 million (of which $1.5 million was related to straight-line receivables) for the nine months ended September 30, 2019. Q3 2020 Supplemental Operating & Financial Data 8

Funds From Operations (FFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (Nareit's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 9 and 10) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income available to common stockholders	$ 22,904	$ 101,049	$ 277,555	$ 307,185
Depreciation and amortization	169,084	149,424	501,997	437,367
Depreciation of furniture, fixtures and equipment	(157)	(136)	(435)	(438)
Provisions for impairment	105,095	13,503	123,442	31,236
Gain on sales of real estate	(13,736)	(1,674)	(53,565)	(15,828)
FFO adjustments allocable to noncontrolling interests	(212)	(135)	(575)	(327)
FFO available to common stockholders	$ 282,978	$ 262,031	$ 848,419	$ 759,195
FFO allocable to dilutive noncontrolling interests	345	362	1,063	1,032
Diluted FFO	$ 283,323	$ 262,393	$ 849,482	$ 760,227
FFO per common share:				
Basic	$ 0.82	$ 0.82	$ 2.48	$ 2.44
Diluted	$ 0.82	$ 0.82	$ 2.48	$ 2.43
Distributions paid to common stockholders	$ 242,241	$ 216,248	$ 716,535	$ 629,658
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 40,737	$ 45,783	$ 131,884	$ 129,537
Weighted average number of common shares used for FFO:				
Basic	346,476,217	319,945,932	342,214,164	311,556,279
Diluted	347,212,593	320,726,136	342,946,337	312,300,391

Q3 2020 Supplemental Operating & Financial Data 9

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income available to common stockholders [1]	$ 22,904	$ 101,049	$ 277,555	$ 307,185
Cumulative adjustments to calculate FFO [2]	260,074	160,982	570,864	452,010
FFO available to common stockholders	282,978	262,031	848,419	759,195
Executive severance charge	—	—	3,463	—
Loss on extinguishment of debt	—	—	9,819	—
Amortization of share-based compensation	3,020	3,187	11,644	10,478
Amortization of deferred financing costs	956	1,299	3,792	3,471
Amortization of net mortgage premiums	(310)	(354)	(1,020)	(1,061)
Loss on interest rate swaps	1,123	694	3,115	2,058
Straight-line payments from cross-currency swaps	614	1,754	1,960	2,553
Leasing costs and commissions	98	(851)	(1,013)	(1,880)
Recurring capital expenditures	(105)	(406)	(126)	(577)
Straight-line rent	(6,445)	(7,642)	(20,469)	(19,735)
Amortization of above and below-market leases, net	2,408	5,486	14,925	13,227
Other adjustments	(1,828)	157	463	297
AFFO available to common stockholders	$ 282,509	$ 265,355	$ 874,972	$ 768,026
AFFO allocable to dilutive noncontrolling interests	347	368	1,079	1,064
Diluted AFFO	$ 282,856	$ 265,723	$ 876,051	$ 769,090
AFFO per common share:				
Basic	$ 0.82	$ 0.83	$ 2.56	$ 2.47
Diluted	$ 0.81	$ 0.83	$ 2.55	$ 2.46
Distributions paid to common stockholders	$ 242,241	$ 216,248	$ 716,535	$ 629,658
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 40,268	$ 49,107	$ 158,437	$ 138,368
Weighted average number of common shares used for AFFO:				
Basic	346,476,217	319,945,932	342,214,164	311,556,279
Diluted	347,212,593	320,726,136	342,946,337	312,300,391

[1] As of September 30, 2020, there was $26.5 million of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $36.4 million of uncollected rent for which we have not granted a lease concession. The collection of the $62.9 million of unpaid rent is probable. Deferrals accounted for as modifications totaling $63,000 and $224,000 for the three and nine months ended September 30, 2020, respectively, have not been added back to AFFO.

[2] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2020 Supplemental Operating & Financial Data 10

Consolidated Balance Sheets (dollars in thousands , except per share amounts) (unaudited) September 30, 2020 December 31, 2019 ASSETS Real estate held for investment, at cost: Land $ 5,982,495 $ 5,684,034 Buildings and improvements 14,203,277 13,833,882 Total real estate held for investment, at cost 20,185,772 19,517,916 Less accumulated depreciation and amortization (3,444,099) (3,117,919) Real estate held for investment, net 16,741,673 16,399,997 Real estate and lease intangibles held for sale, net 41,093 96,775 Cash and cash equivalents 724,750 54,011 Accounts receivable 261,752 181,969 Lease intangible assets, net 1,610,457 1,493,383 Other assets, net 405,645 328,661 Total assets $ 19,785,370 $ 18,554,796 LIABILITIES AND EQUITY Distributions payable $ 82,980 $ 76,728 Accounts payable and accrued expenses 206,626 177,039 Lease intangible liabilities, net 318,690 333,103 Other liabilities 241,425 262,221 Line of credit payable and commercial paper 856,142 704,335 Term loans, net 249,308 499,044 Mortgages payable, net 335,594 410,119 Notes payable, net 6,994,817 6,288,049 Total liabilities 9,285,582 8,750,638 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 350,595,869 and 333,619,106 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively 14,050,494 12,873,849 Distributions in excess of net income (3,527,521) (3,082,291) Accumulated other comprehensive loss (52,446) (17,102) Total stockholders’ equity 10,470,527 9,774,456 Noncontrolling interests 29,261 29,702 Total equity 10,499,788 9,804,158 Total liabilities and equity $ 19,785,370 $ 18,554,796 Q3 2020 Supplemental Operating & Financial Data 11

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of September 30, 2020		Principal Balance as of September 30, 2020	% of Debt	Interest Rate as of September 30, 2020	Weighted Average Years until Maturity
Credit Facility and Commercial Paper						
Credit Facility [1]	March 24, 2023	$	556,142	6.6 %	0.84 %	
Commercial Paper [2]	October 1, 2020	$	300,000	3.6 %	0.23 %	
	Carrying value		856,142	10.2 %	0.62 % [7]	1.6 years
Unsecured Term Loan						
Term Loan [3]	March 24, 2024	$	250,000	3.0 %	3.89 %	3.5 years
Deferred financing costs			(692)			
	Carrying value		249,308			
Senior Unsecured Notes and Bonds						
3.250% Notes due 2022	October 15, 2022		950,000	11.2 %	3.25 %	
4.650% Notes due 2023	August 1, 2023		750,000	8.9 %	4.65 %	
3.875% Notes due 2024	July 15, 2024		350,000	4.1 %	3.88 %	
3.875% Notes due 2025	April 15, 2025		500,000	5.9 %	3.88 %	
4.125% Notes due 2026	October 15, 2026		650,000	7.7 %	4.13 %	
3.000% Notes due 2027	January 15, 2027		600,000	7.1 %	3.00 %	
3.650% Notes due 2028	January 15, 2028		550,000	6.5 %	3.65 %	
3.250% Notes due 2029	June 15, 2029		500,000	5.9 %	3.25 %	
3.250% Notes due 2031	January 15, 2031		950,000	11.2 %	3.25 %	
2.730% Notes due 2034 [4]	May 20, 2034		406,980	4.8 %	2.73 %	
5.875% Bonds due 2035	March 15, 2035		250,000	3.0 %	5.88 %	
4.650% Notes due 2047	March 15, 2047		550,000	6.5 %	4.65 %	
	Principal amount		7,006,980	82.8 %	3.74 % [7]	8.2 years
Unamortized net premiums and deferred financing costs			(12,163)			
	Carrying value		6,994,817			
Mortgages Payable						
22 mortgages on 72 properties	October 2020 - June 2032		334,709 [5]	4.0 %	4.93 % [7]	2.9 years
Unamortized net premiums and deferred financing costs			885			
	Carrying value		335,594			
	Total Debt	**$**	**8,447,831** [6]	**100.0 %**	**3.48 %** [7]	**7.2 years**
	Fixed Rate	**$**	**7,591,689**	**89.8 %**		
	Variable Rate	**$**	**856,142**	**10.2 %**		

[1] We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775% with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option, which is subject to obtaining lender commitments. As of September 30, 2020, the outstanding balance was $556.1 million, entirely consisting of £430.5 million Sterling, leaving $2.4 billion available on the credit facility, excluding the $1.0 billion accordion feature.

[2] Under the terms of the program, we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.0 billion. The company expects to use its $3.0 billion revolving credit facility as a liquidity backstop for the repayment of the notes issued under the commercial paper program. Upon settlement of a GBP/ USD currency exchange swap arrangement on October 1, 2020, we received $300.1 million upon our payment of £224.9 million, which was used to repay the outstanding borrowings under our commercial paper program.

[3] Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

[4] Represents the principal balance (in U.S. dollars) of the Sterling-denominated private placement of £315.0 million, which approximates $407.0 million converted at the applicable exchange rate on September 30, 2020.

[5] The mortgages payable are at fixed interest rates as of September 30, 2020.

[6] Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

[7] The totals are calculated as the weighted average interest rate as of September 30, 2020 for each respective category. The credit facility consists entirely of Sterling-denominated borrowings of £430.5 million with a weighted average interest rate of 0.84% at September 30, 2020.

Q3 2020 Supplemental Operating & Financial Data 12

Debt Maturities as of September 30, 2020 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

Debt Maturities

Year of Maturity		Credit Facility and Commercial Paper (1)		Term Loan		Mortgages Payable		Senior Unsecured Notes and Bonds (2)		Total	Weighted Average Interest Rate(3)
2020	$	300.0	$	—	$	10.5	$	—	$	310.5	5.07%
2021		—		—		68.8		—		68.8	5.61%
2022		—		—		111.8		950.0		1,061.8	3.43%
2023		556.1		—		20.6		750.0		1,326.7	4.64%
2024		—		250.0		112.2		350.0		712.2	3.97%
Thereafter		—		—		10.8		4,957.0		4,967.8	3.69%
Totals	$	856.1	$	250.0	$	334.7	$	7,007.0	$	8,447.8	

(1) Borrowings of $300.0 million under the commercial paper program were due in October 2020, while borrowings of $556.1 million under the credit facility are assumed to be repaid at the expiration in March 2023. Upon settlement of a GBP/ USD currency exchange swap arrangement on October 1, 2020, we received $300.1 million upon our payment of £224.9 million, which was used to repay the outstanding borrowings under our commercial paper program.

(2) In October 2020, we issued £400 million of 1.625% senior unsecured notes due December 2030.

(3) Weighted average interest rate for 2020 excludes commercial paper and for 2023 excludes the credit facility.

Mortgages Payable Maturities by Quarter

Year of Maturity		First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Total	Weighted Average Interest Rate
2020	$	—	$	—	$	—	$	10.5	$	10.5	5.07%
2021		18.7		18.2		31.0		0.9		68.8	5.61%
2022		0.9		10.5		62.2		38.2		111.8	4.97%
2023		0.9		6.5		12.4		0.8		20.6	4.44%
2024		0.8		0.8		0.9		109.7		112.2	4.47%
Thereafter		—		—		—		10.8		10.8	5.64%
Totals	$	21.3	$	36.0	$	106.5	$	170.9	$	334.7	

Q3 2020 Supplemental Operating & Financial Data 13

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of September 30, 2020 Capital Structure as of September 30, 2020 Principal Debt Balance Credit Facility and Commercial Paper (1) $ 856,142 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (2) 7,006,980 Mortgages Payable 334,709 Total Debt $ 8,447,831 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 350,595,869 $ 60.75 $ 21,298,699 Common Units 463,119 $ 60.75 $ 28,134 Total Equity $ 21,326,833 Total Market Capitalization (3) $ 29,774,664 Debt/Total Market Capitalization (3) 28.4% (1) Upon settlement of a GBP/ USD currency exchange swap arrangement on October 1, 2020, we received $300.1 million upon our payment of £224.9 million, which was used to repay the outstanding borrowings under our commercial paper program. We expect to use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. (2) In October 2020, we issued £400 million of 1.625% senior unsecured notes due December 2030. (3) Our enterprise value was $29,049,914 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. (4) Dividend Data Liquidity as of September 30, 2020 Year-over-Year Cash on Hand $ 724,750 YTD 2020 YTD 2019 Growth Rate Availability under Credit Facility 2,443,858 Common Dividend Paid per Share $ 2.092 $ 2.030 3.1% $ 3,168,608 AFFO per Share (diluted) $ 2.55 $ 2.46 3.7% (4) Liquidity calculation excludes availability under the $1.0 billion AFFO Payout Ratio 82.0% 82.5 % commercial paper program. We expect to use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. Q3 2020 Supplemental Operating & Financial Data 14

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) and Pro Forma Adjusted EBITDAre Three Months Ended Debt Service & Fixed Charge Coverage September 30, 2020 Net income (2) $ 23,143 Interest 76,806 Income taxes 4,592 Depreciation and amortization 169,084 Provisions for impairment 105,095 Gain on sales of real estate (13,736) Foreign currency and derivative gains, net (3) (2,336) Quarterly Adjusted EBITDAre (3) $ 362,648 Annualized Adjusted EBITDAre $ 1,450,592 Annualized Pro forma Adjustments (4) 24,586 Annualized Pro forma Adjusted EBITDAre (4) $ 1,475,178 Net Debt $ 7,711,111 Net Debt/Adjusted EBITDAre (5) 5.3 Net Debt/Pro forma Adjusted EBITDAre (5) 5.2 (1) The National Association of Real Estate Investment Trust (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter, as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment, (v) gain on sales of real estate, and (vi) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. (2) Net income for the three months ended September 30, 2020 was negatively impacted by $24.1 million of rent reserves recorded as reductions of rental revenue, of which $2.3 million relates to straight-line rent. (3) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (4) The Annualized Pro Forma Adjustments consists of $25.2 million from properties we acquired or stabilized during the quarter and removes $614,000 of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. We believe Annualized Pro Forma Adjusted EBITDAre is a useful non-GAAP supplemental measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. See page 16 for further information regarding our debt covenants. (5) Our ratios of net debt-to-Adjusted EBITDAre and net debt-to-Pro Forma Adjusted EBITDAre, which are used by management as a measure of leverage, are calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre and annualized Pro Forma Adjusted EBITDAre, respectively. Q3 2020 Supplemental Operating & Financial Data 15

Debt Covenants As of September 30, 2020 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.6 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.6 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.2x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 257.0% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2019, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2019, nor does it purport to reflect our debt service coverage ratio for any future period. Q3 2020 Supplemental Operating & Financial Data 16

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2020	Acquisitions - U.S.	54	$	318,300	$	20,645	1,423,690	6.5%	14.8
	Acquisitions - U.K.	4		165,573		8,400	389,680	5.1%	12.5
	Total Acquisitions	58	$	483,873	$	29,045	1,813,370	6.0%	14.2
	Properties under Development [2]	7		2,142		161	177,545	7.5%	10.6
	Total Real Estate Investments	65	$	486,015	$	29,206	1,990,915	6.0%	14.1
	Approximately 36% of the annualized revenue generated by these investments is from investment grade tenants [3]								
Q2 2020	Acquisitions - U.S.	26	$	94,284	$	6,025	427,656	6.4%	12.9
	Acquisitions - U.K.	2		58,178		3,569	98,630	6.1%	9.9
	Total Acquisitions	28	$	152,462	$	9,594	526,286	6.3%	11.8
	Properties under Development [2]	4		1,727		178	45,560	10.3%	10.4
	Total Real Estate Investments	32	$	154,189	$	9,772	571,846	6.3%	11.8
	Approximately 41% of the annualized revenue generated by these investments is from investment grade tenants [3]								
Q3 2020	Acquisitions - U.S.	74	$	409,246	$	23,967	1,151,115	5.9%	15.2
	Acquisitions - U.K.	7		229,971		17,244	724,521	7.5%	8.9
	Total Acquisitions	81	$	639,217	$	41,211	1,875,636	6.4%	12.6
	Properties under Development [2]	8		19,432		1,141	680,445	5.9%	18.0
	Total Real Estate Investments	89	$	658,649	$	42,352	2,556,081	6.4%	12.7
	Approximately 73% of the annualized revenue generated by these investments is from investment grade tenants [3]								
YTD 2020	Acquisitions - U.S.	154	$	821,830	$	50,637	3,002,461	6.2%	14.8
	Acquisitions - U.K.	13		453,722		29,213	1,212,831	6.4%	10.0
	Total Acquisitions	167	$	1,275,552	$	79,850	4,215,292	6.3%	13.1
	Properties under Development [2]	13		23,301		1,480	836,587	6.4%	16.3
	Total Real Estate Investments	180	$	1,298,853	$	81,330	5,051,879	6.3%	13.1
	Approximately 56% of the annualized revenue generated by these investments is from investment grade tenants [3]								

(1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) Refer to footnote 3 on page 20 for our definition of investment grade tenants.

Q3 2020 Supplemental Operating & Financial Data 17

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q1 2020	Occupied	4	$	88,273	$	79,739	$	116,082	6.2%
	Vacant	13		14,730		7,373		10,151	—
	Total Real Estate Dispositions	17	$	103,003	$	87,112	$	126,233	

The unlevered internal rate of return on properties sold during the first quarter was 11.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q2 2020	Occupied	—	$	—	$	—	$	—	—
	Vacant	12		14,726		6,073		7,410	—
	Total Real Estate Dispositions	12	$	14,726	$	6,073	$	7,410	

The unlevered internal rate of return on properties sold during the second quarter was 6.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
Q3 2020	Occupied	10	$	24,530	$	20,317	$	29,169	8.3%
	Vacant	26		36,866		16,986		20,788	—
	Total Real Estate Dispositions	36	$	61,396	$	37,303	$	49,957	

The unlevered internal rate of return on properties sold during the third quarter was 19.7%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds [1]	Net Cash Capitalization Rate [2]
YTD 2020	Occupied	14	$	112,803	$	100,056	$	145,251	6.6%
	Vacant	51		66,322		30,432		38,349	—
	Total Real Estate Dispositions	65	$	179,125	$	130,488	$	183,600	

The unlevered internal rate of return on properties sold during the first nine months was 13.6%

[1] Data excludes properties sold as a result of eminent domain activities. During the third quarter of 2020 we were awarded net proceeds of $1,330,000 related to one eminent domain transaction.

[2] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q3 2020 Supplemental Operating & Financial Data 18

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

As of September 30, 2020

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	1	$	2,024	$	2,653	$	4,677	100 %
Development of existing properties	5		7,120		4,876		11,996	80 %
	6	$	9,144	$	7,529	$	16,673	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	2	$	14,475	$	88,606	$	103,081	100 %
Development of existing properties	—		—		—		—	— %
	2	$	14,475	$	88,606	$	103,081	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Leased [2]
New development [1]	3	$	16,499	$	91,259	$	107,758	100 %
Development of existing properties	5		7,120		4,876		11,996	80 %
	8	$	23,619	$	96,135	$	119,754	

[1] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[2] Estimated rental revenue commencement dates on properties under development are between October 2020 and August 2021.

Q3 2020 Supplemental Operating & Financial Data 19

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized contractual rental revenue at September 30, 2020 include the following:

Tenant	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rental Revenue [1]	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	248	5.8%	BBB/Baa2/BBB-
7-Eleven	432	4.9%	AA-/Baa1/-
Dollar General	784	4.4%	BBB/Baa2/-
FedEx	41	3.8%	BBB/Baa2/-
Dollar Tree / Family Dollar	550	3.3%	BBB-/Baa2/-
LA Fitness	57	3.3%	—
Regal Cinemas (Cineworld)	42	2.8%	—
AMC Theaters	32	2.7%	—
Sainsbury's	17	2.6%	—
Walmart / Sam's Club	56	2.6%	AA/Aa2/AA
Lifetime Fitness	16	2.5%	—
Circle K (Couche-Tard)	278	1.8%	BBB/Baa2/-
BJ's Wholesale Clubs	15	1.7%	—
Treasury Wine Estates	17	1.6%	—
CVS Pharmacy	88	1.6%	BBB/Baa2/-
Super America (Marathon)	161	1.6%	BBB/Baa2/BBB
Kroger	22	1.5%	BBB/Baa1/-
Home Depot	22	1.4%	A/A2/A
GPM Investments / Fas Mart	203	1.4%	—
TBC Corp	159	1.2%	BBB+/Baa1/-
Total	3,240	52.6%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties 2.7x [2]
Median EBITDAR/Rent Ratio on Retail Properties 2.5x [2]

[1] Amounts for each tenant are calculated independently; therefore, the individual percentages may not sum to the total.

[2] Based on an analysis of the most recently provided information from all retail tenants that provide such information. Outside of one convenience store tenant, the information is prior to the impact of the COVID-19 pandemic (March 2020). We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants [3]:

Number of Leases	3,532
Percentage of Annualized Contractual Rental Revenue	49%



38%
47%
4%
11%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[3] We define investment grade tenants as tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). Refer to page 26 for investment grade composition by property type.

Q3 2020 Supplemental Operating & Financial Data

20

Top 10 Industries (1) Percentage of Total Portfolio Annualized Contractual Rental Revenue As of the Quarter Ended As of September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 Convenience stores 12.1% 12.3% 12.6% 9.3% 10.0% 8.9 % Drug stores 8.4 8.8 9.4 10.2 10.8 10.8 Grocery stores 8.4 7.9 5.0 5.3 3.5 2.9 Dollar stores 7.8 7.9 7.3 7.5 8.0 8.8 Health and fitness 7.1 7.0 7.1 7.7 7.6 8.3 Theaters 5.7 6.1 5.3 5.7 4.6 5.0 Restaurants - quick service 5.6 5.8 6.3 5.2 4.8 4.5 Transportation services 4.1 4.3 5.0 5.4 5.7 5.4 Home improvement 3.9 2.9 2.8 2.9 2.5 2.4 General merchandise 3.0 2.5 2.1 2.3 1.9 1.6 (1) The presentation of Top 10 Industries combines annualized contractual rental revenue contribution from U.S. and U.K. properties. Q3 2020 Supplemental Operating & Financial Data 21

Industry Diversification Percentage of Total Portfolio Annualized Contractual Rental Revenue As of As of September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 U.S. Aerospace 0.6% 0.8% 0.9% 1.0% 1.1% 1.2 % Apparel stores 1.3 1.1 1.2 1.4 1.7 1.9 Automotive collision services 1.1 1.0 0.9 1.0 1.0 1.1 Automotive parts 1.6 1.6 1.7 1.5 1.3 1.3 Automotive service 2.5 2.6 2.3 2.5 2.0 2.0 Automotive tire services 2.0 2.1 2.3 2.5 2.6 2.9 Beverages 2.0 2.0 2.4 2.6 2.8 2.6 Child care 2.1 2.1 2.2 1.7 1.7 1.9 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.6 0.6 0.7 0.7 0.9 1.0 Convenience stores 12.1 12.3 12.6 9.3 10.0 8.9 Crafts and novelties 0.9 0.6 0.6 0.6 0.5 0.5 Diversified industrial 0.7 0.7 0.8 0.8 0.9 0.9 Dollar stores 7.8 7.9 7.3 7.5 8.0 8.8 Drug stores 8.4 8.8 9.4 10.2 10.8 10.8 Education 0.2 0.2 0.3 0.3 0.3 0.3 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.3 0.3 0.3 0.4 0.4 0.5 Equipment services 0.4 0.4 0.4 0.4 0.5 0.5 Financial services 1.9 2.0 2.4 2.3 2.6 1.8 Food processing 0.7 0.7 0.5 0.6 1.0 1.2 General merchandise 3.0 2.5 2.1 2.3 1.9 1.6 Government services 0.6 0.7 0.9 0.9 1.0 1.1 Grocery stores 5.0 5.2 5.0 5.3 3.5 2.9 Health and beauty 0.2 0.2 0.2 * * * * Less than 0.1% Q3 2020 Supplemental Operating & Financial Data 22

Industry Diversification (Cont'd) Percentage of Total Portfolio Annualized Contractual Rental Revenue As of As of September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 Health and fitness 7.1% 7.0% 7.1% 7.7% 7.6% 8.3 % Health care 1.6 1.6 1.6 1.4 1.5 1.6 Home furnishings 0.8 0.8 0.8 0.9 0.9 0.8 Home improvement 3.0 2.9 2.8 2.9 2.5 2.4 Machinery 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.6 1.6 1.8 2.0 2.0 1.6 Office supplies 0.2 0.2 0.2 0.2 0.3 0.3 Other manufacturing 0.6 0.6 0.7 0.8 0.8 0.8 Packaging 0.9 0.8 1.0 1.1 0.9 0.7 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.7 0.7 0.5 0.6 0.6 0.7 Restaurants - casual dining 3.0 3.2 3.3 3.6 3.7 3.8 Restaurants - quick service 5.6 5.8 6.3 5.2 4.8 4.5 Shoe stores 0.2 0.2 0.5 0.6 0.6 0.7 Sporting goods 0.7 0.8 0.9 1.0 1.5 1.8 Telecommunications 0.5 0.5 0.6 0.6 0.7 0.7 Theaters 5.7 6.1 5.3 5.7 4.6 5.0 Transportation services 4.1 4.3 5.0 5.4 5.7 5.4 Wholesale clubs 2.5 2.5 2.9 3.1 3.4 3.7 Other 0.2 0.7 0.7 0.8 0.8 0.9 Total U.S. 95.6% 97.3% 100% 100% 100% 100 % U.K. Grocery stores 3.4 2.7 — — — — Health care 0.1 — — — — — Home improvement 0.9 — — — — — Theaters * * — — — — Total U.K. 4.4% 2.7% — % — % — % — % Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q3 2020 Supplemental Operating & Financial Data 23

Geographic Diversification (dollars in thousands) Percentage of Total Portfolio Total Portfolio Approximate Annualized Contractual Annualized Number of Percent Leasable Rental Revenue as of Contractual Rental Location Properties Leased Square Feet September 30, 2020 Revenue Alabama 228 98% 2,203,400 $ 31,777 2.0 % Alaska 3 100 274,600 2,100 0.1 Arizona 152 99 2,082,200 34,023 2.1 Arkansas 102 99 1,183,200 14,714 0.9 California 236 100 7,026,700 142,799 8.8 Colorado 99 97 1,578,100 23,698 1.5 Connecticut 21 90 1,378,200 13,688 0.8 Delaware 19 100 101,400 3,091 0.2 Florida 430 99 4,692,500 84,811 5.2 Georgia 297 99 4,601,800 59,124 3.6 Idaho 14 93 103,200 1,746 0.1 Illinois 299 98 6,507,400 92,463 5.7 Indiana 199 99 2,571,000 39,546 2.4 Iowa 46 100 2,527,800 18,304 1.1 Kansas 119 98 2,208,700 24,817 1.5 Kentucky 94 100 1,845,200 22,112 1.4 Louisiana 136 98 1,953,200 25,548 1.6 Maine 27 100 277,800 5,721 0.4 Maryland 38 100 1,494,000 25,570 1.6 Massachusetts 58 95 881,400 17,062 1.1 Michigan 234 100 2,706,200 39,411 2.4 Minnesota 172 99 2,326,800 44,106 2.7 Mississippi 188 98 2,031,000 23,131 1.4 Missouri 182 97 2,944,700 38,205 2.4 Q3 2020 Supplemental Operating & Financial Data 24

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Total Portfolio Annualized Contractual Rental Revenue as of September 30, 2020	Percentage of Total Portfolio Annualized Contractual Rental Revenue
Montana	12	100 %	89,100	$ 2,237	0.1 %
Nebraska	61	98	862,300	8,842	0.5
Nevada	25	96	1,220,100	8,748	0.5
New Hampshire	14	100	321,500	6,031	0.4
New Jersey	79	99	1,252,000	29,601	1.8
New Mexico	60	98	504,200	8,695	0.5
New York	140	97	3,167,300	69,084	4.3
North Carolina	204	99	3,644,100	49,258	3.0
North Dakota	8	100	126,900	1,403	0.1
Ohio	342	98	6,845,100	69,740	4.3
Oklahoma	190	99	2,368,500	32,196	2.0
Oregon	31	100	665,100	12,187	0.8
Pennsylvania	223	99	2,265,900	45,653	2.8
Rhode Island	3	100	158,000	2,582	0.2
South Carolina	181	97	1,820,700	35,452	2.2
South Dakota	23	96	258,500	2,772	0.2
Tennessee	262	99	3,851,200	50,035	3.1
Texas	834	99	11,772,800	177,533	11.0
Utah	23	100	949,700	9,974	0.6
Vermont	1	100	65,500	1,212	0.1
Virginia	219	99	3,357,000	44,126	2.7
Washington	50	98	913,400	15,204	0.9
West Virginia	37	100	537,500	7,242	0.4
Wisconsin	129	96	3,115,900	32,523	2.0
Wyoming	9	100	63,900	1,515	0.1
Puerto Rico	4	100	28,300	859	*
U.K.	31	100	2,783,300	72,230	4.4
Totals/Average	6,588	99 %	108,508,300	$ 1,624,501	100 %

* Less than 0.1%

Q3 2020 Supplemental Operating & Financial Data

25

Property Type Composition (dollars in thousands) Total Portfolio Percentage of Total Annualized Portfolio Annualized Percentage of Contractual Rental Contractual Rental Annualized Revenue Approximate Leasable Revenue as of Revenue as of from Investment Grade Property Type Number of Properties Square Feet (1) September 30, 2020 September 30, 2020 Tenants (2) Retail 6,410 78,349,200 $ 1,374,093 84.6% 44.7 % Industrial 120 26,798,900 169,418 10.4 80.0 Office 43 3,175,700 53,877 3.3 86.9 Agriculture 15 184,500 27,113 1.7 — Totals 6,588 108,508,300 $ 1,624,501 100% 49.0% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at September 30, 2020. (2) Refer to footnote 3 on page 20 for our definition of investment grade tenants. Q3 2020 Supplemental Operating & Financial Data 26

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Third Quarter 2020

Same Store Rental Revenue

Number of Properties	5,511
Square Footage	86,200,209
Q3 2020	$ 302,986
Q3 2019	$ 316,851
Decrease (in dollars)	$ (13,865)
Decrease (percent)	(4.4)%

Top 3 Industries Contributing to the Change [(1)]

Industry	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019	Net Change	% Change by Industry
Theaters - U.S.	$ 3,322	$ 15,657	$ (12,335)	(78.8)%
Health and Fitness	19,454	22,332	(2,878)	(12.9)%
Drug Stores	30,519	30,111	408	1.4 %

Year-to-Date 2020

Same Store Rental Revenue

Number of Properties	5,511
Square Footage	86,200,209
YTD 2020	$ 937,218
YTD 2019	$ 951,764
Decrease (in dollars)	$ (14,546)
Decrease (percent)	(1.5)%

Top 3 Industries Contributing to the Change [(1)]

Industry	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Net Change	% Change by Industry
Theaters - U.S.	$ 34,716	$ 47,092	$ (12,376)	(26.3)%
Restaurants - Quick Service	57,688	60,141	(2,453)	(4.1)%
Health and Fitness	64,279	66,610	(2,331)	(3.5)%

[(1)] Top 3 industry contributors are based on absolute value of net change year over year.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the FASB. Same store rental income was negatively impacted by reserves recorded as reductions of rental revenue of $19.9 million for the three months ended September 30, 2020 compared to $241,000 for the three months ended September 30, 2019, and $26.5 million for the nine months ended September 30, 2020 compared to $1.2 million for the nine months ended September 30, 2019. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the decreases for the three and nine months ended September 30, 2020 relative to the comparable periods for 2019 would have been (4.6)% and (5.9)%, respectively.

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent, the amortization of above and below-market leases, and reimbursements from tenants for recoverable real estate taxes and operating expenses.

Q3 2020 Supplemental Operating & Financial Data

27

Same Store Rental Revenue (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Third Quarter

Property Type		Quarter Ended September 30, 2020		Quarter Ended September 30, 2019		Net Change	% Change by Property Type
Retail	$	247,526	$	261,797	$	(14,271)	(5.5)%
Industrial		36,442		36,318		124	0.3 %
Office		13,344		13,132		212	1.6 %
Agriculture		5,674		5,604		70	1.2 %
Total	$	302,986	$	316,851	$	(13,865)	(4.4)%

Year-to-Date

Property Type		Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019		Net Change	% Change by Property Type
Retail	$	771,085	$	787,316	$	(16,231)	(2.1)%
Industrial		109,478		108,708		770	0.7 %
Office		39,756		39,050		706	1.8 %
Agriculture		16,899		16,690		209	1.3 %
Total	$	937,218	$	951,764	$	(14,546)	(1.5)%

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Quarter Ended				Nine Months Ended		
		September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
Same store rental revenue	$	302,986	$	316,851	$	937,218	$	951,764
Straight-line rent		6,529		7,481		20,702		19,211
Amortization of above and below-market leases		(4,198)		(6,568)		(20,069)		(15,071)
Tenant reimbursements		18,024		15,523		59,354		49,274
Revenue from excluded properties [1]		78,528		39,025		227,022		85,423
Rental revenue (including reimbursable)	$	401,869	$	372,312	$	1,224,227	$	1,090,601

[1] See Same Store Pool Defined on page 27.

Q3 2020 Supplemental Operating & Financial Data 28

Occupancy By Property Change in Occupancy Occupied Properties 6,496 Vacant Properties at 6/30/2020   101 Total Properties 6,588 Occupancy 98.6 % Expiration Activity (1) + 98 Leasing Activity (2) - 80 By Square Footage Vacant Disposition Activity (3) - 27 Occupied Square Footage 106,443,343 Total Square Footage 108,508,312 Vacant Properties at 9/30/2020   92 Occupancy 98.1% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (Economic Occupancy) By Rental Revenue (2) Includes 75 expirations that were re-leased to the same tenants without Quarterly Cash Rental Revenue $ 397,768,490 vacancy, two that were re-leased to new tenants without a period of vacancy, and three that were re-leased to new tenants after a period of vacancy. See Quarterly Cash Vacant Rental Revenue (1) $ 6,015,191 page 30 for additional detail on re-leasing activity. (3) Occupancy 98.5% Includes 25 properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q3 2020 Supplemental Operating & Financial Data 29

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q3 2020 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 11,856 $ 201 $ 371 $ 12,428 New Cash Rents* $ 11,705 $ 235 $ 388 $ 12,328 Recapture Rate 98.7% 116.9% 104.6% 99.2 % Number of Leases 75 2 3 80 Average Months Vacant — — 10.2 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 0.8 % Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Year-to-Date Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 40,609 $ 3,499 $ 1,444 $ 45,552 New Cash Rents* $ 41,510 $ 2,681 $ 1,290 $ 45,481 Recapture Rate 102.2% 76.6% 89.3% 99.8 % Number of Leases 225 5 8 238 Average Months Vacant — — 11.8 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 2.8% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q3 2020 Supplemental Operating & Financial Data 30

Lease Expirations (dollars in thousands)  Our leases have a weighted average remaining lease term of approximately 9.0 years Total Portfolio (1) Percentage of Total Portfolio Total Portfolio Approx. Annualized Contractual Annualized Expiring Leases Leasable Rental Revenue as of Contractual Rental Year Retail Non-Retail Sq. Feet September 30, 2020 Revenue 2020 15 3 440,900 $ 6,200 0.4% 2021 285 14 2,737,300 47,996 3.0 2022 385 20 8,538,500 82,274 5.1 2023 552 24 9,806,500 122,373 7.5 2024 424 17 7,788,800 98,617 6.1 2025 507 21 7,918,300 121,433 7.5 2026 331 6 5,812,700 75,290 4.6 2027 425 4 6,318,700 84,571 5.2 2028 594 14 11,538,600 125,652 7.7 2029 540 6 9,269,000 130,432 8.0 2030 225 9 5,606,800 73,336 4.5 2031 237 27 6,979,300 112,474 6.9 2032 299 11 4,648,200 96,679 6.0 2033 286 4 3,769,200 66,748 4.1 2034 304 1 4,729,100 117,588 7.2 2035 - 2045 980 5 10,541,400 262,838 16.2 Totals 6,389 186 106,443,300 $ 1,624,501 100.0% (1) This table sets forth the timing of remaining lease terms expirations in our portfolio and their contributions to contractual rental revenue as of September 30, 2020. Leases on our multi-tenant properties are counted separately in the table above. This table excludes 114 vacant units. Q3 2020 Supplemental Operating & Financial Data 31

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Brent Dilts	brent.dilts@ubs.com	(212) 713-1841
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2020 Supplemental Operating & Financial Data 32